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                                                                     EXHIBIT 3.4

                             AMENDED AND RESTATED

                                   BYLAWS OF

                               BELL SPORTS, INC.


                                   ARTICLE I
                              MEETINGS OF HOLDERS

     Section 1.1 Annual Meetings. The annual meeting of the shareholders of Bell Sports, Inc., a California corporation (the "Corporation"), for the election of directors and for the transaction of such other business as may come before the meeting shall be on the third Wednesday of November of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such time and at such location as shall be designated by the Board of Directors or at such other date, time, and location as the Board of Directors shall designate. If the election of directors shall not be held on the day designated herein for the annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of shareholders to be called as soon thereafter as is convenient.

     Section 1.2 Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the President and shall be called by the President or Secretary at the request in writing of shareholders of record holding at least sixty-five percent (65%) of the shares of stock of the Corporation.

     Section 1.3 Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the shareholders and, in the case of a special meeting, the purpose or purposes thereof, may be given by personal delivery or by depositing it in a postage prepaid envelope, in the United States mails, air mail or first class, or by delivering it to a telegraph company, charges prepaid for transmission, or by transmitting it via telecopier, to each shareholder entitled to vote at such meeting, not less than ten (10) nor more than sixty (60) days before the date of such meeting, and, if mailed, shall be directed to such shareholder at such shareholder's address as it appears on the records of the Corporation, unless such shareholder shall have filed with the Secretary of the Corporation a written request that notices to such shareholder be mailed at some other address, in which case it shall be directed to such shareholder at such other address. Such requirements for notice shall also be deemed satisfied, except in the case of shareholder meetings required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the laws of the State of California or these Bylaws. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, at beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record
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date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record.

     Whenever notice is required to be given under any provision of the laws of the State of California, the Certificate of Incorporation or these Bylaws to any shareholder to whom (i) notice of two consecutive annual meetings of shareholders, and all notices of meetings of shareholders or of the taking of action by shareholders by written consent without a meeting to such shareholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such shareholder at the address of such shareholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such shareholder shall not be required. Any action or meeting which shall be taken or held without notice to such shareholder shall have the same force and effect as if such notice had been duly given. If any such shareholder shall deliver to the Corporation a written notice setting forth the then current address of such shareholder, the requirement that notice be given to such shareholder shall be reinstated.

     Section 1.4 Place of Meetings. Meetings of the shareholders may be held at such place, within or without the State of California, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof. if not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the State of California.

     Section 1.5 Quorum. A majority of shares entitled to vote generally in the election of directors present in person or by proxy shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or the Corporation's Articles of Incorporation (the "Articles of Incorporation"). In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy, or if no shareholder is present, then any Officer of the Corporation may adjourn the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 1.6 Organization. At each meeting of the shareholders, the Chairman, or in the absence of the Chairman or the Chairman's inability to act, the President, or in the absence of the President or the President's inability to act, any vice President, or in the absence or inability of any such Vice President to act, any person chosen by a majority of those shareholders present, in person or by proxy and shall act as Chairman of the meeting. The Secretary, or in the absence or inability of such Secretary to act, any Assistant Secretary, or in the absence or inability of such Assistant Secretary to act, any person appointed by the Chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

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     Section 1.7  Order of Business.  The order of business at all meetings of the shareholders shall be as determined by the Chairman of the meeting.

     Section 1.8 Voting. Except as otherwise provided by statute or by the Articles of Incorporation, the shareholders shall be entitled to one vote for each share held in such shareholder's name on the record of shareholders of the Corporation on the date fixed by the Board of Directors as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If a quorum shall be present, then, except as otherwise provided by statute, these Bylaws, or the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the total votes cast at a meeting of shareholders by the holders of shares of Stock present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the Chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.

     In all elections for directors, every shareholder complying with Section 708(b) of the California General Corporation Law and entitled to vote, shall have the right to vote in person or proxy, the number of shares of stock owned by him, for as many persons as there are directors to be elected, or to cumulate the vote of said shares, and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or to distribute the votes an the same principle among as many candidates as he sees fit. As provided in Section 708(b) of the California General Corporation Law, no shareholder shall be entitled to cumulate votes for any candidate for the office of director unless such candidate's name has been placed in nomination prior to the voting and said shareholder has given notice at the meeting prior to the voting of his intention to cumulate his votes.

     Section 1.9 Proxies. At every meeting of shareholders, each shareholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be filed with the Secretary before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in these cases where an irrevocable proxy is permitted by law.

     A shareholder may authorize another person or persons to act for such shareholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such shareholder or such shareholder's authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or
(ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a "Transmission") to the person who will be the holder of the proxy or to a proxy

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solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided, however, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such shareholder. Either the Secretary or such other person or persons as shall be appointed from time to time by the Board of Directors, or the inspector or inspectors appointed pursuant to Section 1.12 hereof, as appropriate, shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

     Section 1.10  Fixing Date for Determination of Shareholders of Record.

     (a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no such record date shall have been fixed by the Board of Directors, such record date shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of such meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     (b) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days prior to such payment, allotment or other action. If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.

     Section 1.1 List of shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of

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each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. Such stock ledger shall be the only evidence as to who are the shareholders entitled to examine such stock ledger, such list or the books of the Corporation or to vote in person or by proxy at any meeting of shareholders.

     Section 1.12  Voting Procedures and Inspectors of Elections.

     (a) The Board of Directors may, in advance of any meeting of shareholders, appoint one (1) or three (3) inspectors (individually, an "Inspector," and collectively, "Inspectors") to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting may, and on the request of any shareholder or shareholder's proxy and shall appoint one or more other persons to act as inspectors thereat. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

     (b) The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting cower of each, (ii) determine the shares of capital stock of the Corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and
(v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

     (c) The date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

     (d) In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information provided in accordance with the second paragraph of Section 9 of these Bylaws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a shareholder of record to cast or more votes than such shareholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification

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pursuant to paragraph (b) of this Section 1.12, shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors' belief that such information is accurate and reliable.

     (e) If there are three (3) Inspectors, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.

     Section 1.13 Voting of Shares by Certain Holders. Shares of capital stock of the Corporation standing in the name of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent or proxy as the Bylaws of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.

     Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.

     A shareholder whose shares of capital stock of the corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee's proxy, may represent such shares and vote thereon.

     Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of shareholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.13 shall be construed to limit the right of the Corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

     Section 1.14 Action by Written Consent. Unless otherwise provided in the Articles of Incorporation, any action, except the election of directors, which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Except to fill a vacancy in the Board of Directors not filled by the directors, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors. Any election of a director to fill a vacancy (other than a vacancy created by removal), not filled by the directors, requires the written consent of a majority of the shares entitled to vote.

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     Section 1.15  Advance Notice of Shareholder Business.  At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (y) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 1.15. The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 1.15, and if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 1.16 Notice of Shareholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section 1.16 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section
1.16. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is

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required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholders notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 1.16. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if the Chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

                                  ARTICLE II
                              BOARD OF DIRECTORS

     Section 2.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Articles of Incorporation directed or required to be exercised or done by the shareholders.

     Section 2.2 Number, Qualifications Election, and Term of Office. The number of directors shall be three (3). Directors need not be residents of the State of California nor shareholders of the Corporation. The directors shall be elected at the annual meeting of shareholders, and each director elected shall same until the next succeeding annual meeting and until his successor shall have been elected and qualified.

     Section 2.3 Place of Meeting. Meetings of the Board of Directors may be held at such place, within or without the State of California, as the Board of Directors may from time to time determine or shall be specified in the notice or waiver of notice of such meeting. If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the State of California.

     Section 2.4 Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

     Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by any two (2) directors of the Corporation or by the Chairman.


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     Section 2.6  Notice of Meetings.  Notice of each special meeting of the
Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 6, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph cable or telecopier, at least forty-eight
(48) hours before the time at which such meeting is to be held or by depositing it, in a sealed envelope, in the United States mails first class mail, postage prepaid, addressed to each director at the director's residence, or usual place of business, at least four (4) days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Except as otherwise specifically required by these Bylaws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

     Section 2.7 Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Articles of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in
Article III of these Bylaws, the directors shall act only as a Board and the individual directors shall have no power as such.

     Section 2.8 Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 8 shall constitute presence in person at such meeting.

     Section 2.9 Organization. At each meeting of the Board of Directors, the Chairman, or, in the absence of or inability of the Chairman to act, another director chosen by a majority of the directors present shall act as Chairman of the meeting and preside thereat. The Secretary (or, in the absence or inability to act of the Secretary any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

     Section 2.10 Presumption of Assent. Unless otherwise provided by the laws of the State of California, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such

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meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 2.11 Resignations. Any director of the Corporation may resign at any time by giving written notice of such director's resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.12 Vacancies. Any vacancies in the Board of Directors, for any reason, and any newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office; or (2) a sole remaining director, and any directors so chosen shall hold office until the next election of directors and until their successors are duly elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent requires the majority of the outstanding shares entitled to vote. Except as otherwise provided in these Bylaws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

     Section 2.13 Removal of Directors. Notwithstanding any provision of the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these Bylaws), any director or the entire Board of Directors of the Corporation may be removed at any time, by the affirmative vote of the holders of the outstanding shares. No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected.

     Section 2.14 Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of reasonable expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 2.15 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     Section 2.16 Executive Committee. The Board of Directors may, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate an Executive Committee consisting of such number of directors as the Board of Directors shall determine (but in no instance less than two members). The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with respect to any matter which may require action prior to, or which in the opinion of the Executive Committee may be inconvenient, inappropriate or undesirable to be postponed until, the next meeting of the Board of Directors; provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of such a dissolution, amending these Bylaws, declaring a dividend, authorizing the issuance of capital stock of the Corporation, adopting a certificate of ownership and merger or otherwise approving a transaction with an aggregate value in excess of $100,000. Any member of the Board of Directors may request the chairman of the Executive Committee to call a meeting of the Executive Committee with respect to a specified subject.

     Section 2.17 Other Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate other committees of the Board of Directors consisting of such number of directors as the Board of Directors shall determine (but in no instance less than two members), which shall have and may exercise such lawfully delegable powers and duties of the Board of Directors as shall be conferred or authorized by such resolution. The Board of Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.

     In connection with the foregoing, the Corporation shall establish an Audit Committee and Compensation Committee in addition to the Executive Committee.
The chairmen of the Compensation and Audit Committees shall be persons not regularly employed by the Corporation. In addition, a majority of the members of the Audit Committee shall be persons not regularly employed by the Corporation.

     Any committee established by the Board of Directors shall have all the authority of the board, except with respect to:

     (a) approving any action requiring shareholder's approval or approval of the outstanding shares;

     (b)  filling vacancies on the Board of Directors or any committee thereof;

     (c) fixing the compensation of the directors for serving on the board or on any committee thereof;

     (d)  amending or repealing any bylaw or adopting new bylaws;

     (e) amending or repealing any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

     (f) distributing dividends, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board of Directors; or

     (g) appointing of other committees of the Board of Directors or members thereof.

     Section 2.18 Alternates. The Board of Directors may from time to time designate from among the directors alternates to serve on any committee of the Board of Directors to replace any absent or disqualified member at any meeting of such committee. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at such meeting in place of any absent or disqualified member.

     Section 2.19 Quorum and Manner of Acting - Committees. A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.

     Section 2.20 Committee Chairman, Books and Records, Etc. The chairman of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors, or, in the absence of such selection, by the majority vote of the Committee's members.

     Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

     Each committee shall fix its own rules of procedure not inconsistent with these Bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

     Section 2.21 Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's capital stock might properly be purchased or redeemed.

     Section 2.22 Interested Directors. The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 310 of the California General Corporation.

                                  ARTICLE III
                                   OFFICERS

     Section 3.1 Number and Qualifications. The officers of the Corporation shall be the Chairman of the Board of Directors, President or Presidents, Treasurer and Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the shareholders, or until such officer's successor shall have been duly elected and shall have qualified, or until such officer's death, or until such officer shall have resigned, or have been removed, as hereinafter provided in these Bylaws. The Board of Directors may from time to time elect, or the Chairman may appoint, such other officers (including one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers), and such other officers, agents and representatives, as may be necessary or desirable for the business of the Corporation. Such other officers, agents and representatives shall have such duties and shall hold their offices or appointments for such terms as may be prescribed by the Board of Directors or by the appointing authority. Notwithstanding anything to the contrary contained in this Article, in no event shall the term of any such officer, agent or representative appointed pursuant to this Article shorten or lengthen the employment term of such officer, agent or representative as set forth in any Employment Agreement between such individual and the Corporation or its subsidiaries.

     Section 3.2 Resignations. Any officer, agent or representative of the Corporation may resign at any time by giving written notice of such officer's resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 3.3 Removal. Any officer, agent or representative of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 3.4 Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these Bylaws for the regular election or appointment of such office.

     Section 3.5 Officers' Bonds or Other Security. If required by the Board of Directors, any officer, agent or representative of the Corporation shall give a bond or other security for the faithful performance of such officer's duties, in such amount and with such surety or sureties as the Board of Directors may require. Such bond may be at the expense of the Corporation.

     Section 3.6 Compensation. The compensation of the officers, including the Chairman of the Board of the Corporation, for their services as such officers shall be fixed from time to time by the Board of Directors or the Compensation Committee, if any, provided, however, that the Board of Directors may delegate to the Chairman the power to fix the compensation of officers, agents and representatives appointed by the Chairman. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

     Section 3.7 Chairman. The Chairman shall be the Chief Executive Officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents, representatives and employees and shall see that their duties are properly performed. The Chairman shall, if present, preside at each meeting of the shareholders and of the Board of Directors and shall be an ex-officio member of all committees of the Board of Directors. The Chairman shall perform all duties incident to the office of Chairman and Chief Executive Officer and such other duties as may from time to time be assigned to such Chairman by the Board of Directors.

     Section 3.8 President or Presidents. The President or Presidents shall perform such duties as from time to time shall be assigned to such President by the Board of Directors, or the Chairman of the Board, and in the absence or inability of the Chairman of the Board, shall perform the duties of the Chairman of the Board, in the order designated, or in the absence of any designation, then in the order of their election, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The Board of Directors may designate certain Presidents as being in charge of designated divisions, plants or functions of the Corporation's business and add appropriate descriptions to their titles.

     Section 3.9 The Vice Presidents. In the event of the absence of the President or Presidents or in the event of his or their inability or refusal to act, each Vice President, in the order designated, or in the absence of any designation, then in the order of their election, shall perform the duties of such President or Presidents, when so acting, shall have all the powers of and be subject to all the restrictions upon such President. The Board of Directors may also designate certain Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation's business and add appropriate descriptions to their titles. The Vice Presidents shall also perform such other duties as from time to time may be assigned to them by the Board of Directors or by the chief executive officer of the Corporation.

     Section 3.10  Secretary and Assistant Secretaries.  The Secretary shall:

     (a) keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the shareholders;

     (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

     (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided), if necessary and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal, if necessary;

     (d) see that the books, reports, statements, certificates, stock transfer books and other documents and records required by law to be kept and filed are properly kept and filed; and

     (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such Secretary by the Board of Directors or the President.

     The assistant secretary, or if there be more than one, the assistant secretaries, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of the secretary's inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 3.11  Treasurer and Assistant Treasurers.  The Treasurer shall:

     (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors;

     (b) disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chairman, taking proper vouchers for such disbursements, and shall render to the Chairman and the Board of Directors, at its regular meetings, or when the Chairman or Board of Directors so requires, an account of all such treasurer's transactions as treasurer and of the financial condition of the Corporation; and

     (c) if required by the Board of Directors, give the Corporation, at the Corporation's cost, a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such treasurer's office and for the restoration to the Corporation, in case of such treasurer's death, resignation, retirement or removal from office, of all the books, papers, vouchers, money and other property of whatever kind in such treasurer's possession or under such treasurer's control belonging to the Corporation.

     (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to such Treasurer by the Board of Directors or Chairman.

     The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of such treasurer's inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                  ARTICLE IV
                                INDEMNIFICATION

     Section 4.1 Definitions. For the purposes of this Article "agent" means any person who is or was a director, officer, employee or other agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation, which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4.4 or Section 4.5(ii) of this Article IV.

     Section 4.2 Indemnification in Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Corporation or that the person had reasonable cause to believe that the person's conduct was unlawful.

     Section 4.3 Indemnification in Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Corporation, against monetary damages and expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the Corporation and its shareholders. No indemnification shall be made under this Section 4.3 for any of the following:

     (i) in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person's duty to the Corporation and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;

     (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval; or

     (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     Section 4.4 Indemnification Against Expenses. To the extent that an agent of the Corporation has been successful on the merits in defense of any proceeding referred to in Sections 4.2 or 4.3 of this Article IV or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. To the extent that an agent of the Corporation has not been successful on the merits of any proceeding referred to in Section 4.3 of this Article IV (with respect to actions by or in the right of the Corporation) or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith; provided, however, that an agent of the Corporation may not be indemnified for expenses incurred in connection with such a proceeding, or in defense of any claim, issue or matter therein, if the agent has been unsuccessful on the merits with respect to: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts of omission that an agent believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the agent, (iii) any transaction from which an agent derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the agent's duty to the Corporation or its shareholders in circumstances in which the agent was aware, or should have been aware, in the ordinary course of performing an agent's duties, of a risk of serious injury to the Corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of an agent's duty to the Corporation or its shareholders, (vi) transactions in violation of Section 310 of the California General Corporation Law, or (vii) actions in violation of Section 316 of the California General Corporation Law. In addition, no provision in this Section
4.4 of this Article IV shall eliminate or limit the liability of an agent for any act or omission occurring prior to the date when the provision becomes effective, nor eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

     Section 4.5  Required Determinations.

     (a)  Upon the determination in the manner provided in paragraph (b) of this
Section 4.5 of this Article IV that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 4.3 of this Article IV (with respect to actions by or in the right of the Corporation), the agent shall be indemnified in accordance with the provisions of Section 4.3 of this Article IV; provided, however, that an agent shall not be entitled to indemnification in accordance with the provisions of this paragraph (a) of Section 4.5 of this Article IV for: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts of omission that an agent believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the agent, (iii) any transaction from which an agent derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the agent's duty to the Corporation or its shareholders in circumstances in which the agent was aware, or should have been aware, in the ordinary course of performing an agent's duties, of a risk of serious injury to the Corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of an agent's duty to the Corporation or its shareholders, (vi) transactions in violation of
Section 310 of the California General Corporation Law, or (vii) actions in violation of Section 316 of the California General Corporation Law. In addition, no provision in this Section 4.5 of this Article IV shall eliminate or limit the liability of an agent for any act or omission occurring prior to the date when the provision becomes effective, nor eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

     (b) Except as provided in Section 4.4 of this Article IV, any indemnification under this Article IV shall be made by the Corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 4.2 or 4.3 of this Article IV by any of the following:

          (i) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

          (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion;

          (iii) approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

          (iv) the court in which such proceeding is or was pending upon application made by the Corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the Corporation.

     Section 4.6 Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the Corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article IV.

     Section 4.7  Other Indemnification.  The indemnification provided by this
Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation. The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of the person. Nothing contained in this Article IV shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

     Section 4.8 Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article IV, except as provided in Section
4.4 or Section 4.5(b)(iii) in any circumstance where it appears:

     (i) that it would be inconsistent with a provision of the Articles of Incorporation, these bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     Section 4.9 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this
Article IV.

     Section 4.10 Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article IV does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the Corporation as defined in Section 4.1 of this Article IV. The Corporation shall have power to indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law.

                                   ARTICLE V
                   CERTIFICATES OF STOCK AND THEIR TRANSFER

     Section 5.1 Certificates of Stock. Shares of capital stock of the Corporation shall be represented by certificates which shall be in such form as may be determined by the Board of

Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such certificates shall indicate the holder's name and the number of shares evidenced thereby and shall be signed by the Chairman, a President or a Vice President and by the Secretary or an Assistant Secretary. Every certificate shall have noted thereon any information required to be set forth by the California General Corporation Law and such information shall be set forth in the manner provided by such law. If any stock certificate shall be manually signed (i) by a transfer agent or an assistant transfer agent or (ii) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has been used on any such stock certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such stock certificate shall have been delivered by the Corporation, such stock certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.

     Section 5.2 Lost, Stolen or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock certificate or certificates for shares of capital stock of the Corporation be issued in place of any stock certificate or certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock certificate or certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock certificate or certificates claimed to have been lost, stolen or destroyed.

     Section 5.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section
5.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock certificates for shares of capital stock of the Corporation, the Corporation shall issue a new stock certificate or certificates for such shares to the person entitled thereto, cancel the old stock certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder's attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock certificate or certificates representing such shares are presented to the Corporation for transfer, both the transferor and transferee request the Corporation to do so.

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                                  ARTICLE VI
                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 6.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors. Such authority may be general or confined to specific instances.

     Section 6.3 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chairman or the Treasurer.

     Section 6.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chairman or the Treasurer; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.

                                  ARTICLE VII
                                 MISCELLANEOUS

     Section 7.1 Fiscal Year. The fiscal year of the Corporation shall end on the Saturday closest to June 30th, or as otherwise designated by the Board of Directors.

     Section 7.2 Seal. The Board of Directors may provide a corporate seal, which shall be in the form of the name of the Corporation and the words "Corporate Seal California." Such seal may be used, if necessary, by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

     Section 7.3 Registered Office. The registered office of the Corporation in the State of California shall be located at 6350 San Ignacio Avenue, San Jose, California 95119, and the name of its registered agent is Robert E. Collins or such other person as elected.

     Section 7.4 Other Offices. The Corporation may have offices at such other places, both within or without the State of California, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.

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     Section 7.5  Waiver of Notice of Meetings of Shareholders, Directors and
Committees. Whenever any notice is required to be given under any provisions of the laws of the State of California, the Certificate of Incorporation or these Bylaws, any written waiver of notice, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the shareholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the laws of the State of California, the Certificate of Incorporation or these Bylaws.

     Section 7.6 Contracts with Interested Parties. No Contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any one or more of such officer's or director's votes are counted for such purpose, if: (i) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested be less than a quorum; or (ii) the material facts as to such director's or officer's relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders, entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders. All directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     Section 7.7 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     Section 7.8 Stock in Other Corporations. Any shares of stock in any other corporation which may from time to time be held by this Corporation may be represented and voted at any meeting of shareholders of such corporation by the Chairman of the Board, or a President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this Corporation by its Chairman or a President or a Vice President. Shares of stock belonging to the

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Corporation need not stand in the name of the Corporation, but may be held for the benefit of the Corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the Corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

     Section 7.9 Amendment of Bylaws. These bylaws may be altered, amended or repealed or new bylaws may be adopted (a) at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting, or (b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors.

     The Board of Directors shall not make or alter any bylaw specifying a fixed number of directors or the maximum or minimum number of directors and the directors shall not change a fixed board to a variable board or vice versa. The Board of Directors shall not change a bylaw, if any, which requires a larger proportion of the vote of directors for approval than is required by the California General Corporation Law.

     Notwithstanding the foregoing, after the date hereof, the shareholders of the Corporation, shall have the power to adopt, alter, amend or repeal any Bylaw made by the Board of Directors only by the affirmative vote of not less than sixty-five percent (651%) of the Stock entitled to vote thereon, cast at a special meeting of such shareholders called and held for that purpose.

     Section 7.10 Dividends. The Board of Directors of the Corporation, subject to any restrictions contained in the Certificate of Incorporation and other lawful commitments of the Corporation, may declare and pay dividends upon the outstanding shares of its capital stock in cash, in property or in shares of capital stock of the Corporation. Dividends may be paid either out of the surplus of the Corporation, as defined in and computed in accordance with the General Corporation Law of the State of California, or in case there shall be no such surplus, out of the net profits of the Corporation for the fiscal year in which the dividend is declared and/or the preceding fiscal year. If the capital of the Corporation, computed in accordance with the General Corporation Law of the State of California, shall have been diminished by depreciation in the value of its property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, the Board of Directors of the Corporation shall not declare and pay out of such net profits any dividends upon any shares of any classes of its capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaid.

     Section 7.11 Reserves. The Board of Directors of the Corporation may set apart, out of any of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

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     Section 7.12  Restriction on Transfer of Securities.  A restriction on the transfer or registration of transfer of securities of the Corporation may be imposed either by the Certificate of Incorporation or by these Bylaws or by an agreement among any number of security holders or among such holders and the Corporation. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

     A restriction on the transfer of securities of the Corporation is permitted by this Section 7.12 if it:

     (a) Obligates the holder of the restricted securities to offer to the Corporation or to any other holders of securities of the Corporation or to any other person or to any combination of the foregoing a prior opportunity, to be exercised within a reasonable time, to acquire the restricted securities; or

     (b) Obligates the Corporation or any holder of securities of the Corporation or any other person or any combination of the foregoing to purchase the securities which are the subject of an agreement respecting the purchase and sale of the restricted securities; or

     (c) Requires the Corporation or the holders of any class of securities of the Corporation to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

     (d) Prohibits the transfer of the restricted securities to designated persons or classes of persons; and such designation is not manifestly unreasonable; or

     (e) Restricts transfer or registration of transfer in any other lawful manner.

     Unless noted conspicuously on the security, a restriction, even though permitted by this Section, is ineffective except against a person with actual knowledge of the restriction.


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